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                                                                Exhibit 99.7

June 3, 2002

To whom it may concern:

The undersigned, Mahmood J. Khimji, hereby consents to being named as a designee to be elected as a director of the registrant in the Registration Statement on Form S-4 of MeriStar Hotels & Resorts, Inc. relating to the proposed merger between MeriStar and Interstate Hotels Corporation, all prospectuses related thereto and all subsequent amendments thereto.

                                        Yours sincerely,



                                        /s/ Mahmood J. Khimji
                                        -------------------------
                                        Mahmood J. Khimji